                                             Exhibit 99.2

                                             Exhibit to Annual Report
                                             on Form 10-K of
                                             Angelica Corporation



                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                           ---------------

                              Form 11-K

(Mark One)

(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1994
                               ------------------------------------
                                 OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------


     Commission file number   1-5674
                           ----------------------------------------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                      THE ANGELICA CORPORATION
                       COLLINWOOD 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        ANGELICA CORPORATION
                      424 South Woods Mill Road
                 Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

     (a)  Financial Statements.                   Pages of this
          --------------------                    -------------
                                                  Form 11-K
                                                  ---------

          Report of Independent Public Accountants     5

          Statement of Net Assets Available for        6-7
          Plan Benefits - December 31, 1994 and
          December 31, 1993

          Statement of Changes in Net Assets           8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1994

          Notes to Financial Statements                9-11

          Schedule I                                   12

          Schedule II                                  13



     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

      THE ANGELICA CORPORATION
      COLLINWOOD 401(k) PLAN

      FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
      AS OF DECEMBER 31, 1994 AND 1993
      TOGETHER WITH AUDITORS' REPORT

                            THE ANGELICA CORPORATION
                            ------------------------

                             COLLINWOOD 401(k) PLAN
                             ----------------------


                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                 -----------------------------------------------

                            DECEMBER 31, 1994 AND 1993
                            --------------------------


                                TABLE OF CONTENTS
                                -----------------


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS:
   Statement of Net Assets Available for Plan Benefits--December 31, 1994 Statement of Net Assets Available for Plan Benefits--December 31, 1993 Statement of Changes in Net Assets Available for Plan Benefits for the
     Year Ended December 31, 1994

NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL SCHEDULES SUPPORTING FINANCIAL STATEMENTS:
   Schedule I:  Item 27a - Schedule of Assets Held for Investment
     Purposes--December 31, 1994
   Schedule II: Item 27d - Schedule of 5% Reportable Transactions for the Year Ended December 31, 1994

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of The Angelica Corporation Collinwood 401(k) Plan (the
Plan) as of December 31, 1994 and 1993, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1994. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the year ended
December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying table of contents, are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The fund information in the statements of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.






St. Louis, Missouri,
  April 4, 1995

                                       THE ANGELICA CORPORATION
                                       ------------------------

                                        COLLINWOOD 401(k) PLAN
                                        ----------------------


                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          ---------------------------------------------------

                                          DECEMBER 31, 1994
                                          -----------------

                                                                         Investment Funds
                                                            ---------------------------------------------
                                                                                                 Directed
                                                            Company                Interest      Purchase
                                                             Stock      Mutual      Income        of Life
                                             Total           Fund        Fund        Fund        Insurance
                                           ---------        -------     -------     -------      ---------
           ASSETS
           ------

INVESTMENTS, at fair value:
   Angelica Corporation Common Stock      $     248          $ 248    $   -       $   -            $ -
   Washington Mutual Investors Fund          10,955           -         10,955        -              -
   General American Life Insurance
      Company Group Annuity Contract        193,305           -           -         193,305          -
   Hartford Life Insurance Company Group
      Annuity Contract                      214,402           -           -         214,402          -
   IDS Trust Company Collective Income
      Fund                                     -              -           -            -             -
   Boatmen's Employee Benefit Short-Term
      Fund                                    7,787             44          71        7,579          93
   LaSalle National Income Plus Fund         55,940           -           -          55,940          -
   Society National Bank MGD GIC Fund       262,926           -           -         262,926          -
   Loans to participants                     56,977           -           -          56,977          -
                                          ---------          -----    --------    ---------        ----
                                            802,540            292      11,026      791,129          93
OTHER ASSETS:
   Cash on deposit with Trustee               1,222           -           -           1,222          -
   Contributions receivable (including
      employer's contribution of $788)        4,556           -            103        4,320         133
   Interest and dividends receivable            432              5         397           30          -
   Loan payments receivable                   1,192           -           -           1,192          -
                                          ---------          -----    --------    ---------        ----
            Total assets                    809,942            297      11,526      797,893         226

      LIABILITIES

PREMIUMS PAYABLE                                226           -           -            -            226
                                          ---------          -----    --------    ---------        ----
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS                               $ 809,716          $ 297    $ 11,526    $ 797,893        $ -
                                          =========          =====    ========    =========        ====



                 The accompanying notes are an integral part of this statement.

                                       THE ANGELICA CORPORATION
                                       ------------------------

                                        COLLINWOOD 401(k) PLAN
                                        ----------------------


                          STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                          ---------------------------------------------------

                                          DECEMBER 31, 1993
                                          -----------------

                                                                         Investment Funds
                                                            ---------------------------------------------
                                                                                                 Directed
                                                            Company                Interest      Purchase
                                                             Stock      Mutual      Income        of Life
                                             Total           Fund        Fund        Fund        Insurance
                                           ---------        -------     -------     -------      ---------
           ASSETS
           ------

INVESTMENTS, at fair value:
   Angelica Corporation Common Stock      $   2,034         $ 2,034    $  -       $    -           $ -
   Washington Mutual Investors Fund           9,171            -         9,171         -             -
   General American Life Insurance
      Company Group Annuity Contract        182,419            -          -         182,419          -
   IDS Trust Company Collective Income
      Fund                                  156,964            -          -         156,964          -
   LaSalle National Income Plus Fund        127,345            -          -         127,345          -
   Society National Bank MGD GIC Fun        189,853            -          -         189,853          -
   Boatmen's Employee Benefit Short-Term
      Fund                                    2,993               8         60        2,846          79
   Loans to participants                     46,183            -          -          46,183          -
                                          ---------         -------    -------    ---------        ----
                                            716,962           2,042      9,231      705,610          79
OTHER ASSETS:
   Contributions receivable (including
      employer's contribution of $743)        4,376            -            87        4,176         113
   Interest and dividends receivable            303              17        272           14          -
   Other                                      1,063            -          -           1,063          -
                                          ---------         -------    -------    ---------        ----
            Total assets                    722,704           2,059      9,590      710,863         192

            LIABILITIES

PREMIUMS PAYABLE                                192            -          -            -            192
                                          ---------         -------    -------    ---------        ----
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS                               $ 722,512         $ 2,059    $ 9,590    $ 710,863        $ -
                                          =========         =======    =======    =========        ====



              The accompanying notes are an integral part of this statement.

                                       THE ANGELICA CORPORATION
                                       ------------------------

                                        COLLINWOOD 401(k) PLAN
                                        ----------------------


                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    --------------------------------------------------------------

                                   FOR THE YEAR ENDED DECEMBER 31, 1994
                                   ------------------------------------

                                                                         Investment Funds
                                                            ----------------------------------------------
                                                                                                 Directed
                                                            Company                Interest      Purchase
                                                             Stock      Mutual      Income        of Life
                                               Total         Fund        Fund        Fund        Insurance
                                             ---------      -------     -------     -------      ---------
ADDITIONS:
   Participant contributions                 $  70,174     $   -      $  1,778    $  65,739       $ 2,657
   Employer contributions                       13,902         -            99       13,803           -
   Interest income                              47,709           6           3       47,700           -
   Dividend income                                 691          53         638         -              -
   Rollovers                                     3,568         -          -           3,568           -
   Change in unrealized appreciation of
      investments                                 (587)         (5)       (582)        -              -
   Loss on sale of investments                    (170)       (170)       -            -              -
                                             ---------     -------    --------    ---------       --------
                                               135,287        (116)      1,936      130,810          2,657
                                             ---------     -------    --------    ---------       --------
DEDUCTIONS:
   Participant withdrawals                      45,426       1,646        -          43,780           -
   Life insurance premiums                       2,657        -           -            -             2,657
                                             ---------     -------    --------    ---------       --------
                                                48,083       1,646        -          43,780          2,657
                                             ---------     -------    --------    ---------       --------
      Net increase/(decrease)                   87,204      (1,762)      1,936       87,030           -

NET ASSETS AVAILABLE FOR PLAN
   BENEFITS AT BEGINNING OF YEAR               722,512       2,059       9,590      710,863           -
                                             ---------     -------    --------    ---------       --------
NET ASSETS AVAILABLE FOR PLAN
   BENEFITS AT END OF YEAR                   $ 809,716     $   297    $ 11,526    $ 797,893       $   -
                                             =========     =======    ========    =========       ========



           The accompanying notes are an integral part of this statement.


                                       THE ANGELICA CORPORATION
                                       ------------------------

                                        COLLINWOOD 401(k) PLAN
                                        ----------------------


                        NOTES TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                        --------------------------------------------------------

                                      DECEMBER 31, 1994 AND 1993
                                      --------------------------



1.    DESCRIPTION OF PLAN:
      -------------------

The following description of The Angelica Corporation Collinwood
401(k) Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plans provisions may be found in the plan document.

General
- -------

The Plan was adopted by the Board of Directors of Angelica Corporation (the Company) to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security. The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Collinwood, Tennessee, plant who have either (i) completed one year of service with the Company and are age 21 or older or
(ii) completed three years of service, are eligible to participate in the Plan.

Contributions
- -------------

Eligible employees may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. The Company provides a matching contribution of up to five cents for each hour worked by a participant.

Vesting
- -------

The salary deferral and company matching contributions of each participant's account are fully vested and nonforfeitable at all times.

Benefits
- --------

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1994 and 1993, the Plan had $17,082 and $-0-, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Such loans made prior to November 1989 bear interest at a rate equal to the rate being earned by the Interest Income Fund at the time the loan was made. Loans made subsequent to October 1989 bear interest at the prime rate plus 1/2% at the time the loan is made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

      Upon enrollment or reenrollment, each participant directs his or her contributions to be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

        Company Stock Fund
          This fund is invested in Angelica Corporation Common Stock.

        Mutual Fund
          This fund is invested in the Washington Mutual Investors Fund.

        Interest Income Fund
          This fund is invested in group annuity contracts with General American Life Insurance Company, Hartford Life Insurance Company, LaSalle National Bank and Society National Bank MGD GIC Fund.

        Directed Purchase of Life Insurance
          Each participant has the right to direct a portion of his or her contributions to purchase insurance on his or her life or the lives of his or her spouse and children under age 23. Only participants contributing to the fund as of December 31, 1990, are allowed to continue contributions in the future.

   The number of participants with an account balance in each fund at December
31, 1994, was as follows:
      Company Stock Fund                             2
      Interest Income Fund                         171
      Mutual Fund                                    2
      Directed Purchase of Life Insurance           14

The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
      ------------------------------------------

Basis of Accounting
- -------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based on publicly stated price information. The "average cost" method is used to determine the cost of securities sold. Investments in group annuity contracts are stated at contract value.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3.    INVESTMENTS:
      -----------

The Trustee of the Plan holds the Plans investments and executes transactions therein.

The fair market value of individual assets that represent 5% or more of the Plans net assets as of December 31, 1994 and 1993, are as follows (in thousands):

   December 31, 1994:
      General American Life Insurance Company Group Annuity Contract      $193
      Hartford Life Insurance Company Group Annuity Contract               214
      LaSalle National Income Plus Fund                                     56
      Society National Bank MGD GIC Fund                                   263
      Loans to participants                                                 57

   December 31, 1993:
      General American Life Insurance Company Group Annuity Contract      $182
      IDS Trust Company Collective Income Fund                             157
      LaSalle National Income Plus Fund                                    127
      Society National Bank MGD GIC Fund                                   190
      Loans to participants                                                 46

4.    INCOME TAX STATUS:
      -----------------

The Company has received a determination letter dated October 7, 1992, from the Internal Revenue Service stating that the Plan qualifies under the Internal Revenue Code; as such, the Plan is exempt from federal income tax, and amounts contributed by the Company and its employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.

5.    TERMINATION OF THE PLAN:
      -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon termination of the Plan, plan assets will not be insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974. In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                    SCHEDULE I




                                       THE ANGELICA CORPORATION
                                       ------------------------

                                        COLLINWOOD 401(k) PLAN
                                        ----------------------


                       ITEM 27a-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                       ---------------------------------------------------------

                                          DECEMBER 31, 1994
                                          -----------------




                                                                      Number of
                                                                      Shares or
                                                                      Principal                 Fair
                                                                       Amount        Cost       Value
                                                                      ---------      ----      -------
COMPANY STOCK FUND:
   Angelica Corporation Common Stock                                         9     $    257    $    248
   Boatmen's Employee Benefit Short-Term Fund                         $     44           44          44
                                                                                   --------    --------
                                                                                        301         292
                                                                                   --------    --------
MUTUAL FUND:
   Washington Mutual Investors Fund                                    650,511       10,775      10,955
   Boatmen's Employee Benefit Short-Term Fund                         $     71           71          71
                                                                                   --------    --------
                                                                                     10,846      11,026
                                                                                   --------    --------
INTEREST INCOME FUND:
   General American Life Insurance Company Group Annuity
      Contract                                                        $193,305      193,305     193,305
   Hartford Life Insurance Company Group Annuity Contract             $214,402      214,402     214,402
   LaSalle National Income Plus Fund                                  $ 55,940       55,940      55,940
   Society National Bank MGD GIC Fund                                 $262,926      262,926     262,926
   Boatmen's Employee Benefit Short-Term Fund                         $  7,579        7,579       7,579
   Loans to participants, interest ranging from 6.5% to 11.0%         $ 56,977       56,977      56,977
                                                                                   --------    --------
                                                                                    791,129     791,129
                                                                                   --------    --------
DIRECTED PURCHASE OF LIFE INSURANCE:
   Boatmen's Employee Benefit Short-Term Fund                         $     93           93          93
                                                                                   --------    --------
      Total investments                                                            $802,369    $802,540
                                                                                   ========    ========


           The accompanying notes are an integral part of this schedule.

                                                                   SCHEDULE II




                                       THE ANGELICA CORPORATION
                                       ------------------------

                                        COLLINWOOD 401(k) PLAN
                                        ----------------------


                            ITEM 27d-SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                            -----------------------------------------------

                                  FOR THE YEAR ENDED DECEMBER 31, 1994
                                  ------------------------------------



                                                                                                Sales
                                                         Purchases           -----------------------------------------------
                                                  ----------------------                                                Net
                                                    Number of   Purchase       Number of    Sales     Cost of          Gain/
            Description of Asset                  Transactions   Price       Transactions   Price      Assets         (Loss)
            --------------------                  ------------  --------     ------------   -----     -------         ------
      Hartford Life Insurance
        Company Group Annuity
        Contract                                        2       $213,000           -     $   -       $  -            $  -

      IDS Trust Company Collective
        Income Fund                                     1            812           7      164,170     164,170           -

      LaSalle National Income Plus
        Fund                                           13         20,098          11       90,549      90,549           -

      Society National Bank MGD
        GIC Fund                                       13         76,065           8       16,999      16,999           -

      Boatmen's Employee Benefit
        Short-Term Fund                               107        298,960          43      294,166     294,166           -





          The accompanying notes are an integral part of this schedule.

                                                       Exhibit 23
                                                       of 11-K


              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Collinwood 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 2-97291.



                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP



St. Louis, Missouri
April 24, 1995